1 C4 Therapeutics Reports Third Quarter 2026 Financial Results and Recent Business Highlights Cemsidomide Phase 2 MOMENTUM Trial On Track to Complete Enrollment in 1Q 2027 with Initial ORR Data Expected in 2H 2027 Enrollment Complete for First Safety Cohort in Phase 1b Trial of Cemsidomide with Elranatamab; Progressing Additional Cohorts with Data from All Evaluated Cohorts Expected in Mid-2027 Phase 1b Trial of Cemsidomide in Combination with Approved Standard of Care Multiple Myeloma Therapies On Track to Initiate in 1H 2027 WATERTOWN, Mass., November 5, 2026 (GLOBE NEWSWIRE) -- C4 Therapeutics, Inc. (C4T) (Nasdaq: CCCC), a clinical-stage biopharmaceutical company dedicated to advancing targeted protein degradation (TPD) science, today reported financial results for the third quarter ended September 30, 2026, as well as recent business highlights. “Throughout the year, we have continued to build evidence supporting cemsidomide’s potential as a backbone therapy across the multiple myeloma treatment landscape while advancing our clinical development plan to evaluate cemsidomide in late and earlier lines of therapy,” said Andrew Hirsch, president and chief executive officer of C4 Therapeutics. “Growing clinical and translational insights from our program as well as the broader class of cereblon-modulating protein degraders of IKZF1/3 continue to support the potential for these investigational treatments to enhance immune-based therapies, reinforcing our conviction in cemsidomide’s development strategy. Looking ahead, we remain focused on completing enrollment in our Phase 2 MOMENTUM trial and advancing the Phase 1b trial in combination with elranatamab. With data expected from these trials in 2027, we believe next year will be pivotal in establishing cemsidomide’s therapeutic profile and its potential to address the significant unmet need of patients with multiple myeloma across an evolving standard of care.” THIRD QUARTER 2026 UPDATES AND RECENT ACHIEVEMENTS • The Phase 1b trial evaluating cemsidomide in combination with elranatamab (ELREXFIO®), a B-cell maturation antigen (BCMA) × CD3 bispecific antibody, in earlier lines of multiple myeloma (MM) treatment continues to advance. The Safety Data Review Committee determined that the 75 µg cemsidomide dose level was safe to proceed, and the trial has advanced to a dose escalation safety cohort at the 100 µg cemsidomide dose level and an expansion cohort at the 75 µg cemsidomide dose level. Data from all evaluated cohorts are expected in mid-2027. • C4T presented new biomarker data from its Phase 1 and Phase 1b clinical trials at the 23rd International Myeloma Society (IMS) Annual Meeting in September 2026. Immunomodulatory effects observed in the Phase 1 trial evaluating cemsidomide in Exhibit 99.1

2 combination with dexamethasone demonstrated robust T-cell activation, a key component of cemsidomide's dual mechanism of action. In addition, early biomarker data from the first two patients enrolled in the Phase 1b trial evaluating cemsidomide in combination with elranatamab reinforced cemsidomide's ability to drive T-cell activation and expansion as well as prevent T-cell exhaustion. These data continue to support cemsidomide's potential as a combination partner for immune-based therapies in relapsed refractory multiple myeloma (RRMM). • A trial-in-progress poster featuring the Phase 1b design for the trial evaluating cemsidomide in combination with elranatamab in RRMM will be presented at the 68th American Society of Hematology Annual Meeting taking place from December 12 - 15, 2026, in New Orleans, Louisiana. Title: A multicenter study to evaluate the safety and preliminary antimyeloma activity of different doses of cemsidomide in combination with elranatamab in subjects with RRMM Date/Time: December 12, 2026 from 5:30 – 7:30 PM CT/ 6:30 – 8:30 PM ET • The Phase 2 MOMENTUM trial evaluating cemsidomide in combination with dexamethasone in late-line MM is on track to complete enrollment in the first quarter of 2027. The initial investigator-assessed overall response rate (ORR) data are expected in the second half of 2027. • An additional Phase 1b trial evaluating cemsidomide across two treatment arms in RRMM patients is on track to initiate in the first half of 2027. The trial will evaluate: 1) cemsidomide, dexamethasone, and daratumumab, a CD38-targeted antibody; and 2) cemsidomide, dexamethasone, and carfilzomib, a proteasome inhibitor. Both treatment arms will enroll patients who have received at least one prior line of therapy. The cemsidomide starting dose will be 75 µg. • At the 9th Annual Targeted Protein Degradation Summit that took place from October 26 - 29, 2026, C4T unveiled its novel DNA-encoded library (DEL) that leverages C4T’s large library of cereblon-binding ligands and screening capabilities. The addition of DEL to C4T’s TORPEDO® platform creates a powerful hit-finding engine that enables the rapid development of targeted protein degraders. UPCOMING MILESTONES • By year-end 2026: Deliver at least one development candidate to a collaboration partner and advance collaborations toward key milestones. • 1Q 2027: Complete enrollment of the Phase 2 MOMENTUM trial. • 1H 2027: Initiate an additional Phase 1b trial evaluating cemsidomide in combination with approved MM therapies. • Mid-2027: Present new data from all cohorts evaluated in the Phase 1b trial of cemsidomide in combination with elranatamab. • 2H 2027: Present initial ORR data from the Phase 2 MOMENTUM trial.

3 UPCOMING NOVEMBER INVESTOR EVENTS • November 9, 2026 at 11:00 am ET: Management will participate in a fireside chat at the Guggenheim 3rd Annual Healthcare Innovation Conference taking place in Boston, MA from November 9 – November 11, 2026. • November 17, 2026, at 9:30 am GMT/4:30 am ET: Management will participate in a fireside chat at the 2026 Jefferies Global Healthcare Conference in London taking place in London, UK from November 16 – November 19, 2026. THIRD QUARTER 2026 FINANCIAL RESULTS Revenue: Total revenue for the third quarter of 2026 was $8.5 million, compared to $11.2 million for the third quarter of 2025. The decrease was primarily related to the conclusion of certain research activities in 2025 associated with the collaborations with Merck and Merck KGaA, Darmstadt Germany, offset by an increase in revenue recognized under the Roche Degrader-Antibody Conjugate collaboration agreement. Research and Development (R&D) Expense: R&D expense for the third quarter of 2026 was $24.8 million, compared to $26.0 million for the third quarter of 2025. The decrease in R&D expense was primarily due to lower personnel costs from reduced stock-based compensation expense, offset by higher clinical expense associated with the advancement of its ongoing cemsidomide clinical trials. General and Administrative (G&A) Expense: G&A expense for the third quarter of 2026 was $8.3 million compared to $8.9 million for the third quarter of 2025. The decrease in G&A expense was primarily due to lower personnel costs from reduced stock-based compensation expense. Net Loss and Net Loss per Share: Net loss for the third quarter of 2026 was $21.8 million, compared to $32.2 million for the third quarter of 2025. Net loss per share for the third quarter of 2026 was $0.16, compared to $0.44 for the third quarter of 2025. Cash Position and Financial Guidance: Cash, cash equivalents, and marketable securities as of September 30, 2026, were $274.7 million, compared to $300.4 million as of June 30, 2026, and $297.1 million as of December 31, 2025. The decrease in cash, cash equivalents, and marketable securities during the third quarter of 2026 was driven by cash used to fund operations and advance its programs. C4T expects that its current cash, cash equivalents and marketable securities will fund its operating plan to the end of 2028. About Cemsidomide Cemsidomide is an investigational oral cereblon-modulating protein degrader of IKZF1/3, transcription factors foundational to multiple myeloma biology. Data from the fully enrolled Phase 1 trial show cemsidomide’s differentiated safety and tolerability profile and potentially class-leading anti-myeloma activity that supports the potential for durable outcomes.

4 About the MOMENTUM Trial MOMENTUM (Multi-center trial Of cemsidoMidE iN relapsed/refracTory mUltiple Myeloma) is a Phase 2, open-label, single-arm study to evaluate the efficacy and safety of cemsidomide in combination with dexamethasone in patients with relapsed/refractory multiple myeloma. Data from the Phase 1 trial identified 100 µg as the recommended Phase 2 dose. The primary endpoint is overall response rate per International Myeloma Working Group response criteria, as assessed by an independent review committee. Approximately 100 patients who have received at least three prior anti-myeloma regimens that must have included an IKZF1/3 degrader, a proteasome inhibitor, an anti-CD38 antibody, and a T-cell engager or CAR-T therapy will be enrolled in the trial. More information is available at clinicaltrials.gov (NCT07284758). About Cemsidomide in Combination With Elranatamab (ELREXFIO®) The Phase 1b trial is designed to evaluate the safety, tolerability and preliminary efficacy of cemsidomide and dexamethasone in combination with elranatamab, an FDA-approved B-cell maturation antigen CD3 targeted bispecific antibody. Data generated from the cemsidomide Phase 1 trial in relapsed/refractory multiple myeloma demonstrate robust T-cell activation and cytokine expression across multiple doses. By activating immune T-cells, cemsidomide, when combined with a BCMAxCD3 bispecific such as elranatamab, may amplify the anti-myeloma immune response and lead to deeper and more durable responses. The study will evaluate different cemsidomide dose levels in patients who have received one to four prior lines of therapy, which must have consisted of at least one IKZF1/3 degrader. Exclusion criteria for patients include those who have received prior treatment with a BCMA-directed T-cell engager or BCMA-directed CAR-T therapy. More information is available at clinicaltrials.gov (NCT07280013). About Multiple Myeloma Multiple myeloma is a blood cancer that affects plasma cells in the bone marrow. It is the second most common blood cancer, with approximately 36,000 people in the United States diagnosed each year. Multiple myeloma is characterized by cycles of remission and relapses, which leads to patients needing multiple lines of therapy to manage this persistent disease. More than 175,000 patients in the United States are estimated to be living with or in remission from myeloma. However, despite treatment advances, approximately 40% of patients do not survive beyond five years. About C4 Therapeutics C4 Therapeutics (C4T) (Nasdaq: CCCC) is a clinical-stage biopharmaceutical company dedicated to delivering on the promise of targeted protein degradation science to create a new generation of medicines that transforms patients’ lives. C4T is progressing targeted oncology programs through clinical studies and leveraging its TORPEDO® platform to efficiently design and optimize small-molecule medicines to address difficult-to-treat diseases. C4T’s degrader medicines are designed to harness the body’s natural protein recycling system to rapidly degrade disease-causing proteins, offering the potential to overcome drug resistance, drug undruggable targets and improve patient outcomes. For more information, please visit www.c4therapeutics.com. Forward Looking Statements

5 This press release contains “forward-looking statements” of C4 Therapeutics, Inc., within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but may not be limited to, express or implied statements regarding the clinical significance of the biomarker data presented from the Company’s Phase 1 clinical trial of cemsidomide in combination with dexamethasone in patients with RRMM and the Phase 1b trial of cemsidomide in combination with elranatamab; the anticipated timing and results from the Company’s Phase 1b trial and its Phase 2 MOMENTUM trial and the potential for this data to establish cemsidomide as a best-in-class cereblon-modulating protein degrader across multiple lines of therapy for multiple myeloma patients; the ability of cemsidomide to drive coordinated activation of T cells; the potential of enhanced immune cell function observed at the highest dose levels studied to translate into clinical benefit; the ability of cemsidomide to drive the expansion and activation of T cells and prevent T-cell exhaustion; the translational and mechanistic support for cemsidomide as a potential combination partner for immune-based therapies; the design and potential efficacy of the Company’s therapeutic approaches; and expectations for the Company’s use of capital, expenses, and financial results, including its cash runway to the end of 2028. Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: uncertainties related to the initiation, timing, advancement and conduct of preclinical and clinical studies and other development requirements for the Company’s product candidates; the risk that preclinical or clinical data, including biomarker data or signs of biologic activity, may not be predictive of long-term results or translate across programs or the patient population; the risk that any one or more of the Company’s product candidates will cost more to develop or may not be successfully developed and commercialized; and the risk that sufficient capital to fund the Company’s future operations will be available to the Company on acceptable terms or at the times required. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in C4 Therapeutics’ most recent Annual Report on Form 10-K and/or Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission. Except as otherwise noted, the information in this press release is as of the date of the release, and C4 Therapeutics undertakes no duty to update this information unless required by law. Contacts: Investors: Courtney Solberg Associate Director, Investor Relations CSolberg@c4therapeutics.com Media: Loraine Spreen Senior Director, Corporate Communications & Patient Advocacy LSpreen@c4therapeutics.com

6 Condensed Consolidated Balance Sheet Data (in thousands) (Unaudited) September 30, 2026 December 31, 2025 Cash, cash equivalents and marketable securities $ 274,687 $ 297,100 Total assets 331,800 359,075 Deferred revenue 33,281 28,334 Total stockholders' equity 228,168 256,587 Condensed Consolidated Statements of Operations (in thousands, except share and per share amounts) (Unaudited) Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Revenue from collaboration agreements $ 8,468 $ 11,230 $ 21,261 $ 24,931 Operating expenses: Research and development 24,803 25,989 73,880 79,258 General and administrative 8,261 8,920 26,185 27,017 Impairment of long-lived assets — 10,733 — 10,733 Total operating expenses 33,064 45,642 100,065 117,008 Loss from operations (24,596) (34,412) (78,804) (92,077) Other income, net: Interest and other income, net 2,753 2,246 8,197 7,569 Total other income, net 2,753 2,246 8,197 7,569 Net loss $ (21,843) $ (32,166) $ (70,607) $ (84,508) Net loss per share − basic and diluted $ (0.16) $ (0.44) $ (0.54) $ (1.18) Weighted-average shares outstanding − basic and diluted 136,080,965 72,563,311 130,987,407 71,473,704